                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of Earliest Event Reported): November 11, 1999
                                                         -----------------



                                  SHANECY, INC.
             (Exact name of registrant as specified in its charter)


              Delaware                         0-25521                           88-0407731
              --------                         -------                           ----------
    (State or other jurisdiction          (Commission File Number)              (I.R.S. Employer
         of incorporation)                                                     Identification No.)




            1530-625 Howe Street, Vancouver, British Columbia V6C2T6
            --------------------------------------------------------
                (Address of principal executive offices/Zip Code)

       Registrant's telephone number, including area code: (604) 682-3284
                                                           --------------

              Former name, former address, and former fiscal year,
                         if changed since last report:
                 13640 White Rock Station Road, Poway, CA 92064

Forward-Looking Statements

         There are forward-looking statements in this document, and in Shanecy, Inc.'s public documents to which they may refer, that are subject to risks and uncertainties in addition to those set forth above. These forward-looking statements include information about possible or assumed future results of Shanecy, Inc.'s operations. Also, when any of the words "may," "will," "believe," "expect," "anticipate," "estimate," "continue" or similar expressions are used, Shanecy, Inc. is making forward-looking statements. Many possible events or factors, including but not limited to those set forth herein, could affect future financial results and performance. This could cause Shanecy, Inc.'s results or performance to differ materially from those expressed in any forward-looking statements. These and other risks are described in Shanecy, Inc.'s other publicly filed documents and reports that are available from Shanecy, Inc. and from the SEC.

Item 5.  Other Events

         Shanecy, Inc. is filing this Current Report on Form 8-K/A to supplement the Current Report on Form 8-K filed on November 29, 1999 and December 8, 1999 and to further define its change in strategic direction to concentrate on businesses that utilize the Internet to provide products and services to middle income consumers. Consistent with its new strategic plan, Shanecy, Inc. intends to seek shareholder approval to change its name to Inc.ubator Capital, Inc.

         The following is a description of Shanecy's new strategic plan and its new management team.

         Shanecy, Inc., to be known as Inc.ubator Capital, Inc. ("Inc.ubator"), is an Internet holding company that invests in businesses that utilize the Internet to provide products, services and personal empowerment information to moderate-income consumers, principally households with annual incomes of $25,000 to $50,000. Bureau of Labor Statistics and Census Bureau statistics and studies indicate that there are approximately 30 million moderate-income households in the U.S. Inc.ubator believes that its business model provides it with the ability to be one of the first movers in the moderate-income consumer Internet market. Unlike other e-commerce and Internet companies that concentrate on the affluent consumer, or on business to business commerce, Inc.ubator believes that focusing on the moderate income consumer will allow its Portfolio Companies to take advantage of the opportunity presented by 30 million households that to date have had limited access to the benefits of the Internet. Inc.ubator is traded in the over-the-counter market under the symbol "SECY".

         Inc.ubator seeks to invest in entrepreneurial companies that demonstrate the capability of innovating and deploying Internet-based information technology for business-to-consumer e-commerce applications directed toward the moderate-income consumer market. Further, Inc.ubator seeks to invest in companies that should have the potential to be first movers in utilizing the Internet to provide inexpensive goods, enhanced services and user friendly access to information that can improve their economic well being and the overall quality of their lives ("personal empowerment information") to moderate income consumers. A unique aspect of Inc.ubator's investment approach is that the individual companies ("Portfolio Companies") are provided with an incubation period during which the application of their technologies, systems and business processes can be developed into a sustainable enterprise. In order to accelerate the incubation period, Inc.ubator's management works closely with these companies in providing operational, managerial, financial, marketing, human resources and technological support.

         Inc.ubator was founded to invest in businesses which will serve the moderate income consumer market which it believes is underserved by most e-commerce businesses, which have chosen to target more affluent Internet users. Inc.ubator believes that many of these enterprises have, in large part, established business models around advertising revenue and as a result have sought an affluent socio-demographic audience. Based on the assumption that those with higher incomes have more discretionary/disposable spending power, these existing Internet business models attempt to attract an affluent customer and therefor command a premium for advertising. However, Inc.ubator believes that the moderate income consumer market represents enormous aggregate consumer purchasing power, principally oriented at non-discretionary items such as food, housing, transportation, clothing and personal entertainment, which has been largely untapped by existing Internet businesses. Consequently, Inc.ubator believes a significant opportunity awaits those businesses that are able to utilize the Internet to cost effectively provide products, services and access to personal empowerment information to this moderate income consumer market.

The Digital Divide

         In July, 1999 the U.S. Department of Commerce published a report entitled Falling Through the Net: Defining the Digital Divide (the "DOC Report"), which examines the availability of telephones, computers and the Internet to American households. This DOC Report was prepared to better define the "divide" between those who have and those who do not have access to these new technologies so that concrete steps can be taken to redress this gap. The DOC Report indicates that less than 30% of moderate-income households have access to the Internet.

         In response to the DOC report, numerous articles have appeared in the press and on the Internet, which have raised public awareness of moderate-income consumer's lack of Internet access. Further, various corporations and non-profit groups have announced a variety of initiatives to improve Internet access to all economic groups. In addition, on December 8, 1999, President Clinton hosted a meeting of leading technology executives and representatives of minority and civil rights groups during which he announced a series of partnerships and initiatives to help "slam shut the digital divide between technology haves and have-nots, so that access to computers and the Internet is as common as the telephone." On December 9, 1999, Secretary of Commerce, Richard Daley, convened the "Digital Divide Summit" which focused on expanding access to information technologies for underserved portions of the population. Summit participants from the Federal Government, technology industry, civil rights and non-profit community groups, grassroots community organizations and the general public examined public and private initiatives to close the technology gap and discussed how to expand and coordinate these efforts. As a result of the Summit, the "digitaldivide.gov" web site was created as a central resource for Federal Government information on closing the digital divide. It was also announced at this Summit that closing the digital divide has been made an essential part of President Clinton's New Markets Initiative which seeks to bring America's prosperity to economically underserved areas.

Moderate Income Consumers

         The DOC Report and numerous related media articles indicate that moderate-income consumers have a significant need for the benefits provided by the Internet. As a result, Inc.ubator believes that the market they represent will be one of the next areas of accelerated growth on the Internet. Further, Inc.ubator's analysis of the Bureau of Labor Statistics and U.S. Census data and studies indicate that this demographic group collectively has substantial annual purchasing power of over $1.5 trillion. The majority of the expenditures made by moderate-income consumers are non-discretionary and include primarily food, housing, transportation, clothing and personal entertainment. Inc.ubator, therefore, believes that moderate income consumers can be advantageously impacted by the competitive pricing made available by the Internet for mortgages, insurance and other products and services, as well as the availability of personal empowerment information.

         Inc.ubator also believes that the spending patterns of less affluent consumers justify the expansion of e-commerce to this market. Moderate income consumers spend a significantly greater proportion of their income on necessities than do more affluent consumers and would benefit substantially from the ability to take advantage of discounts and other electronic commerce offers available on the Internet. As a group, moderate-income consumers often pay significantly more than affluent consumers for items such as home mortgages, insurance, and auto loans, and other goods and services. Consequently, moderate-income consumers could gain a significant economic benefit if they expand their buying power through discount purchases offered over the Internet, together with access to personal empowerment information.

             Inc.ubator Capital, Inc. Portfolio Company Investments

CASA@Home.com, Inc.

         On November 11, 1999, Inc.ubator acquired 100% of the outstanding common stock of CASA Internet Services, Inc., the predecessor to CASA@Home.com, Inc. ("CASA"). CASA is a recently formed Internet-based vertical portal focused on providing moderate-income consumers access to the financial and non-financial benefits of the Internet. CASA is considered Inc.ubator's anchor company due to its ability to acquire moderate-income subscribers and users to its vertical portal. CASA is also representative of the types of companies that will become part of Inc.ubator's network of businesses that use the Internet to provide products and services to the moderate-income consumer market.

         CASA offers a bundle of four primary services in order to introduce moderate-income consumers to the benefits of the Internet. The bundle consists of: (1) a new VISA(R) 'E-Commerce' credit card, (2) a low cost non-PC Internet access device, (3) low cost ISP service, (4) highly customized subscriber content that can improve their economic well being and the overall quality of their lives.

         Because moderate-income consumers direct the great proportion of their income towards non-discretionary spending, such as food, housing, transportation, clothing, and personal entertainment, as a group, they will benefit even more than affluent consumers from the competitive pricing provided by the Internet. Because the Internet makes possible lower selling, distribution and transaction costs, CASA believes its systems will offer subscribers the ability to reduce their expenditures, thereby increasing the income available for discretionary spending. Toward that end, CASA is positioning itself as a facilitating portal. Further, since these consumers are relatively unsophisticated in the use of what is still a somewhat complex technology, the belief is that they will be less migratory than more affluent consumers and, therefore, CASA's subscriber base will not experience the attrition rates of more typical Internet product and service providers. CASA believes that it can acquire and maintain a proprietary subscriber base of several hundred thousand users in the intermediate term. To summarize, CASA's basic program delivers a no cash upfront means for new Internet users to obtain an Internet access device, a no-security deposit credit card required for e-commerce, low cost monthly Internet access and personal empowerment informational services only available through the Net.

         CASA has entered into an agreement with Brunswick Capital Partners an affiliated third party company to issue a VISA(R) credit card to its subscribers, which can be used anywhere, including on the Internet; more particularly through CASA's web portal, which is installed as the home page on Internet access device provided to the subscriber. CASA's proprietary database management systems then monitor the activity of the card, the credit file and the web portal, simultaneously providing statistically based information to better assess individual customer requirements. CASA's ability to issue a VISA(R) credit card provides its customers with a payment mechanism for e-commerce transactions that CASA plans to facilitate, while simultaneously providing CASA (and Inc.ubator) with statistically based information to better assess individual customer requirements, which will be integrated into its network.

         CASA distinguishes itself by managing complex database systems, in order to provide targeted services relevant to moderate-income consumers. In addition, the credit card provides CASA an efficient subscriber acquisition tool. CASA believes that there are several important revenue channels available:

                  (1) Recurring monthly subscriber fee;

                  (2) Non-recurring initial subscriber fee;

                  (3) Monthly per account fee from the credit card issuer;

                  (4) Value-added/cross sell opportunities; and

                  (5) Advertising revenue.

Brunswick Capital Partners, Inc.

         On January 18, 2000, Inc.ubator acquired, through a wholly-owned subsidiary, preferred stock in Brunswick Capital Partners, Inc. ("BCP"), convertible into 40% of the common stock of BCP. BCP is a national, specialty financial services company that uses proprietary data \base mining, marketing techniques, automated systems and information technology to issue credit cards to moderate income consumers. BCP manages the resulting portfolio of accounts in an attempt to ensure that they remain in a performing status. General purpose credit cards have become the primary payment mechanism for e-commerce transactions over the Internet. BCP is headquartered in Sioux Falls, South Dakota and its management has over a decade's experience in the origination and servicing of credit cards.

         The income level of moderate income consumers ($25,000 to $50,000 per year) presents a profile that is unattractive to the majority of credit card issuers who are focused on the upper income consumer who can qualify for gold and platinum cards. Given their economic circumstances, BCP believes moderate income consumers that have had access to credit often experience problems due largely to circumstances beyond their control (i.e. employment interruption, marriage break-up, extended uninsured illness, etc.). Once a credit problem has tarnished an individual's credit report, it becomes extremely difficult to obtain new credit, regardless of the change in the individual's economic circumstances. Compounding the credit access problems of many moderate income consumer is the fact that they generally have not been schooled in the basics of personal financial management.

         To address the opportunity represented by this underserved, 30 million to 40 million household market, BCP utilizes its proprietary data mining, neural network analysis and database management software, to identify those moderate income consumers who it believes have a high probability of handling a credit card responsibly. Identified individuals are then sent skillfully prepared direct mail pieces, which are then followed up by telephone contact. The telephone contact focuses the consumer on the offer, gathers comprehensive current information so that underwriting the credit application can properly evaluate the consumer's present financial status and educate the consumer on the importance of the timely payments. The telephone contact also represents the first important step in building a personalized relationship between BCP and the customer. The initial credit limit established is generally $300 to $2,500 which permits the borrower to demonstrate that the credit now available can be successfully handled. The consumer then earns additional credit in two ways. First, as the balance owed is paid down, automatic access is provided to additional credit up to the approved limit. Second, as successful payment performance is demonstrated, the credit limit will be increased. Thus, consumers are given every incentive to properly handle the credit made available as a means of improving their overall credit profile, as well as gaining expanded credit availability from BCP.

         BCP has established relationships with a number of leading vendors regarding credit card origination, issuing, processing and servicing. Through these relationships, BCP is able to cost-effectively optimize the operational aspects of its business, as well as scale up or down as conditions and circumstances warrant. In turn, these arrangements permit BCP's management to concentrate their efforts and energies on marketing and account management functions.

         BCP uses several companies to market its programs and acquire customers. One of the companies used is InfoBase Direct Marketing Services, Inc., an affiliated company. Unsecured VISA(R) credit cards are issued to BCP's customers through an Issuing and Participation Agreement with CorTrust Bank, NA, Sioux Falls, South Dakota ("CTB"). CTB is responsible for compliance and regulatory issues, account set up, daily settlement, customer service, complaints, and customer correspondence, as well as all aspects of account servicing and delinquency management under BCP's oversight and in accordance with BCP's policies. BCP has also entered into an agreement with Universal Transactions, Inc. ("UTI") to provide fully automated, on line, credit scoring and application processing and underwriting. UTI's system accesses the consumer's credit report and automatically evaluates it relative to underwriting guidelines that have been established by BCP and CTB. First Data Resources, Inc. is responsible for all credit card payment processing, collections, and billing.

         BCP also intends to market credit cards to moderate income consumers via the Internet. Developmental efforts are currently underway with respect to an Internet based, online account processing and underwriting system. Upon completion, the consumer would be able to apply for BCP products online and be given a credit approval decision in seconds, all in accordance with BCP's pre-established underwriting criteria. BCP further intends to provide interactive customer service support, permitting the customer to make online inquiries regarding their applications and obtain other account information, make inquiries, resolve account issues, etc.

InfoBase Direct Marketing Services, Inc.

         On January 18, 2000, Inc.ubator acquired, through a wholly-owned subsidiary, preferred stock in InfoBase Direct Marketing Services, Inc. ("InfoBase"), convertible into 49% of the outstanding common stock of InfoBase. InfoBase is an information based, technology driven direct marketing company that designs, develops and implements sophisticated inbound and outbound marketing programs using the Internet and computerized call management systems for companies targeting the moderate income consumer. InfoBase has developed proprietary software to facilitate sales tracking, data mining, neural networking and data base management designed to individually target consumers. The management of InfoBase has over 60 years experience designing and implementing inbound and outbound programs to moderate income consumers and is headquartered in Carlsbad, California.

         InfoBase provides its clients inbound/outbound telemarketing and Internet based services consisting of direct sales activities, integrated direct mail programs, call list analysis profiling, sales tracking, data analysis and reporting. Dialing strategies are created and distributed as calling campaigns to the sales agents. InfoBase's computerized call management system utilizes predictive dialers that automatically dial telephone numbers, determine if a live connect is made and present connected calls to a sales agent.

         InfoBase provides inbound teleservices support for activities such as customer service, response to customer inquiries, and order processing. InfoBase uses automated call distributors (Voice Response Units) to direct callers to the appropriate agent, who has access to on-line support databases to address customers' needs. Scripts are drafted and approved by the client for sales agents to utilize. To enable quality assurance, call monitoring and sales verification are employed. All sales confirmations are recorded and management personnel verify accuracy and authenticity of transactions.

         InfoBase utilizes the latest technologies to extract data from the client's database for sales/performance analysis and reporting. Data-Mining, neural networking and fuzzy logic software helps InfoBase's staff design, develop and analyze key information for clients relative to the performance of their programs. Reports are produced on request, daily, weekly and monthly. Pre and post sales analysis of call lists are provided for the client so he may evaluate the effectiveness of Shanecy, Inc.'s sales techniques and strategies.

         InfoBase provides integrated direct mail programs that are developed and tailored to each client's customer base. The Company achieves a higher response rate to the mailing as calling campaigns are implemented to coincide with the mail.

         Given the growing potential of primary channel alternatives, the Company is constantly expanding its capabilities in database marketing. InfoBase has brought its customer list in house for this first phase as its database sophistication is expanded. Registration cards and periodic customer surveys

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assists the Company in understanding its customer and measure the success of the marketing, sales and product activities. Profile overlays of other lists fill in the awareness gaps. This in-house presence provides the sales and technical support teams with tools that streamline operations while updating customer knowledge. InfoBase's customer information system helps in making sound decisions by providing historical answers to the marketing questions posed.

Eikos Acquisition Limited

         Concurrent with the acquisition of CASA, Inc.ubator also acquired 100% of Eikos Acquisition Limited ("EAL"). EAL, through Eikos Management LLC ("Eikos"), holds the technology licensing rights to a database management system developed at the founder's prior business, described below. The licensing agreement also calls for royalty payments to be made to Eikos.

         Inc.ubator management believes that the technology is useful to CASA and has granted CASA an unrestricted licensing right. Further, Management determined that the gross royalty agreement paid by The Credit Store, (OTCBB:
PLCR), a nationwide financial services company, with offices in Sioux Falls, South Dakota, provides Inc.ubator with what it believes is a more consistent cash flow.

         EAL is a corporation formed in October 1999, under the laws of the Isle of Man. Through its ownership of Eikos, EAL is entitled to receive a license fee equal to 49.5% of an amount up to $24 million (the "Fee"). This amount is based upon the only material asset of EAL, which is its 49.5% equity interest in Eikos, a limited liability company formed in 1997 under the laws the Isle of Man. The principal asset of Eikos is a Mutual Business Development Agreement (the "MBDA") with The Credit Store, Inc. Pursuant to the MBDA, Eikos is entitled to the Fee, based on a percentage of gross credit card receivable originations (as defined in the MBDA) produced during a period ending May 31, 2005. Approximately $1.7 million of the $24 million had been paid prior to Inc.ubator's acquisition of EAL. As amended, the MBDA obligates The Credit Store to pay Eikos $75,000 per month in cash through May 2005 and accrue any fee overage. At that time the parties will determine the aggregate amount of the Fee then earned by Eikos and any difference between the amount earned up to an aggregate of $24 million and the amount previously paid will be remitted to Eikos by The Credit Store. In consideration for the accrual, The Credit Store is also obligated to pay Eikos a monthly deferral fee of $22,500 in cash or, at its option, $25,000 in performing credit cards, during the same period.

         The MBDA also permits Eikos to use, outside of the United States and Canada, proprietary technology developed at The Credit Store and other intellectual property relating to the administration and information processing of databases connected with consumer credit cards and the electronic consumer credit business generally. In addition to its interest in EAL, Inc.ubator has a portfolio of non-performing credit cards. Management believes that this portfolio has limited value.

Summary of Acquisitions

         The acquisitions of CASA@Home, Inc., Brunswick and InfoBase permit Inc.ubator to initiate its business model. The business of CASA is consistent with the investment strategy of Inc.ubator, as it provides products, services and personal empowerment information to the moderate income consumer market through the Internet, and CASA is characteristic of the Internet companies that will become part of the synergistic network of Inc.ubator. Additionally, CASA's proprietary database mining technology and its ability to issue VISA(R) credit cards will provide Inc.ubator with statistically based information and data that will add to the collective knowledge and resources of Inc.ubator and its network, which is consistent with its operating strategy. The acquisition of Brunswick and InfoBase will also directly complement CASA's business and Inc.ubator's fundamental investment strategy.

         The acquisition of EAL provides Inc.ubator with a potential source of cash flow to be used for its operations. Although Inc.ubator's business model seeks to create long-term shareholder value by investments in Internet companies, Inc.ubator will incur expenses for its day-to-day operations. The acquisition of EAL provides Inc.ubator with potential cash flow to be used towards its operating expenses while management is identifying new investments in Internet companies, and advising and providing oversight to those companies already in its organization.

Inc.ubator Capital Management

            Inc.ubator's management team has experience in numerous areas including venture capital investments, capital markets, accounting, technology design and implementation and international finance. Incubator's management also has significant experience in founding, identifying, investing in, founding and realizing business opportunities present in this market segment.

         The following is a description of the current Inc.ubator management team.

Harry J. Weitzel, 61.  Chairman and Chief Executive Officer

         Mr. Weitzel has a 30 plus year career in commercial and corporate finance, including managing numerous enterprises focused on the moderate-income consumer. Mr. Weitzel currently is, and has been since June 1998, the Managing Principal of Cedar Cove Advisors, LLC, a private investment management and financial advisory firm located in Lexington Park, Maryland. From August 1996 to May 1998, he was the CEO of Pacific Consumer Funding, LLC, ("PCF") a national originator, servicer and seller of sub-prime consumer loans located in Dallas, Texas. Mr. Weitzel continues to serve as a consultant to Pacific USA Holdings Corp., PCF's parent. From January 1992 to July 1996, Mr. Weitzel was President of the Consumer Asset Management Division ("CAMD"), formerly CLS, of Electronic Data Systems Corporation, a major technology outsourcing firm. Under Mr. Weitzel's direction, CAMD became the largest provider of consumer loan out-sourcing services in the United States and actively participated with institutional clients in the creation of national financial conduits for various types of consumer loans. Prior to joining CAMD, Mr. Weitzel was with MNC Financial Corporation (a major commercial bank holding company) for 30 years, retiring as President of MNC Retail Services Corporation, its consumer finance subsidiary focused on the moderate-income consumer. While at MNC, Mr. Weitzel also oversaw its international merchant banking operation, which was headquartered in London and served as Chairman of its Luxembourg bank subsidiary. He also served as a director of MBNA which, since 1982, has developed into the world's third largest credit card lender with over $50 billion in consumer receivables.

Jason W. Galanis, 29.  Co-Founder, President and Director

         Mr. Galanis is a principal of Vianden Capital Management, L.L.C., the investment advisor to Thesseus International Asset Fund, an investment company for non-traditional investments, which he founded in December 1997. He is a managing director of KnightVianden, a financial services company which he co-founded with Dr. Knight and Mr. Washington in October 1998. In June 1992, he co-founded a credit card receivables management firm which became The Credit Store (OTCBB: PLCR). The Credit Store uses database management technology to rehabilitate the credit impaired through new credit card-based credit.

Leighton A. Bloom, 64.  Chief Technology Officer

         Mr. Bloom is currently and has been since 1998 a technology consultant to Key Bank on Internet and intranet information retrieval and publishing. He was a senior technology consultant to Chemical Bank and its successor Chase Manhattan Bank from 1993 until August 1999, developing techniques for management of, and information mining and distribution from, very large investment databases in support of private, corporate and mutual fund asset managers, most recently for intranet publication. Previously, from 1991 to 1993, Mr. Bloom was a senior consultant to Donaldson, Lufkin & Jenrette on the collection, management and internal publication of investment banking information; to Avon Corporation on data mining and analysis of marketing program effectiveness; and to Aetna, Inc. on the optimization of computer-based corporate health care customer service interactions. During 38 years in the computing industry, Mr. Bloom has developed systems for several other firms in the financial services industry as well as firms in other industries that include publishing, litigation, real estate, natural resources, manufacturing, transportation, communications, and advertising.

         Mr. Bloom has extensive experience in the conception, architecture and design of multi-tier systems that rely on, in addition to mainframe, mid-range and personal computers, massive data storage and a wide variety of data and voice communication technologies, including recently developed techniques for heterogeneous-content interchange via the Internet.

Kevin Washington, 27.  Co-Founder, Secretary and Director

         Mr. Washington is and has been since 1997 a principal in Olympic Holdings, a privately held equity securities investment and trading firm with offices in Los Angeles and London. He is a founding partner of KnightVianden Capital. Mr. Washington is also a principal in a family partnership which has interests in real estate, avionics and other venture capital investments. Mr. Washington has business relationships with several leading European investment banks.

Michael Bodnar, 51.  Treasurer, Chief Financial Officer and Director

         Mr. Bodnar has been Chief Financial Officer of Thesseus since December 1997. From June 1997 until he joined Thesseus, Mr. Bodnar was Chief Financial Officer of a group of financial services sector companies with offices in Vancouver that concentrated in the distressed debt field. In this capacity, his responsibilities included overseeing the accounting and record keeping functions for a portfolio of both performing and non-performing Visa(R) and MasterCard(R) receivables. From March 1983 to April 1997, Mr. Bodnar was Vice President, Finance for Wosk's Ltd., a major Western Canadian retailer of furniture, appliances and electronics products, where his responsibilities included overseeing all areas of consumer finance, including credit card programs. From 1973 to 1983 he was a Senior Manager with KPMG in its Vancouver and New Westminster offices, where he performed audit and general business advisory services. Mr. Bodnar has been a member of the British Columbia and Canadian Institutes of Chartered Accountants since 1978.

Rory Knight, 46.   Director

         Dr. Knight is Dean of Templeton College, the graduate business school at Oxford University, a position he has held since 1994. He is also a Fellow in Finance at the College. Dr. Knight has extensive experience in working and consulting in the financial sector in the UK, Europe and Asia. Prior to coming to Oxford he was the Deputy Director of a foundation within the Swiss National Bank (the central bank of Switzerland) from 1986 to 1994. In this capacity he worked directly with the Directorate and with the International Banking sector. Dr. Knight's work on shareholder value has been published internationally with particular acclaim given to the Value Creation Quotient (VCQ(TM)), his public company quantitative analysis.

         Dr. Knight acts as a consultant to a number of banks and large corporations on financial management issues. He has also held chairs in Finance in the University of Cape Town and IMD, Lausanne, and is the Chairman of the Finance group within the Ecole Nationale des Ponts et Chaussees in Paris. In early 1997 the University of Oxford appointed Dr. Knight to the newly created post of Deputy Director in the University's School of Management Studies with special responsibility for Executive Education.

George C. Pilallis, 51. Director

         From June 1997 to December 1999, Mr. Pilallis was President and Chief Executive Officer of Advantage Funding Group, Inc. a subsidiary of Pacific Consumer Funding ("PCF") an originator, servicer and seller of non-prime consumer loans located in Boston, Massachusetts. Mr. Pilallis previously held the position of Managing Director for PCF, a unit of Pacific USA Holdings Corp., from March 1997 to January 1998. From June 1991 to February 1997, Mr. Pilallis was Managing Director of Capital Markets of the Consumer Asset Management Division ("CAMD"), formerly CLS, of EDS Corporation. Mr. Pilallis was responsible for all aspects of consumer loan outsourcing services for capital market transactions, particularly those involving non-prime and sub-prime asset-backed classes in automobile, home equity and credit cards. Prior to joining CAMD, Mr. Pilallis held a variety of executive positions with SMS Corporation, GE Capital Mortgage Insurance and the John H. Harland Company.

Nicholas P. Wise, 41. Director

         Mr. Wise has a long career managing public policy issues in Washington, D.C., which assists the Company in advancing business, policy and social issues for its target market, a generally socially disadvantaged demographic group. He is President and founder of the government affairs firm of Wise & Associates (Washington, D.C.) specializing in legislative and regulatory matters before the Congress and executive branch agencies.

         Mr. Wise has been active in Washington, D.C. legislative activities since 1983 where he principally served as Chief Strategist and Chief Counsel for Senator Mike DeWine (Rep:Ohio) until 1997. Mr. Wise's activities had an emphasis on issues relating to the House Judiciary Committee and the Foreign Affairs Committee, on both of which Senator DeWine serves (Monopolies Committee Chairman). He focused on intellectual proprietary issues, anti trust, civil rights and international trade issues. In 1987 he acted as Associate Counsel to the House Committee to Investigate Covert Arms Transactions with Iran (Iran-Contra). His service with Senator DeWine was interrupted from 1990 to 1992 when he served as Deputy Assistant Attorney General at the Department of Justice, where he was Attorney General Thornburgh's liaison with Congress and to the Counsel to the President. In 1997 he retired as Chief Counsel and Legislative Director to Senator DeWine.

         Mr. Wise earned his J.D. at Case Western Reserve University in 1983 and his B.A. (cum laude) at the University of Cincinnati in 1980. Mr. Wise is a member of the Ohio and Virginia Bar.

Item 7.  Financial Statements and Exhibits

         (a) Financial Statements

         The most recent audited balance sheets of the Predecessor Business as of December 31, 1998 and 1997 and the related statements of cash flows for the year ended December 31, 1998 and for the month ended December 31, 1997 are included in Exhibit 99.1.

         The most recent unaudited interim financial statements for EAL as of November 11, 1999 are included in Exhibit 99.1.


         (b) Pro-forma Financial Information

         Pro-forma Financial Information with respect to CASA and EAL is not provided as the CASA and EAL transactions were classified as a recapitalization of Shancey, Inc. for accounting purposes.

         (c) Exhibits

             The following exhibits are filed herewith:

             2.1  Stock Purchase Agreement for CASA

             2.2  Acquisition Agreement for EAL

             23.1 Consent of Accountants

             99.1 Audited balance sheets of the Predecessor Business as of
                  December 31, 1998 and 1997 and the related statements of cash flows for the year ended December 31, 1998 and the month ended December 31, 1997.

                  Unaudited interim financial statements for EAL as of November 11, 1999.

             99.2 Press Release dated November 17, 1999.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         SHANECY, INC.


Date: January 25, 1999                   By:   /s/ Jason W. Galanis
                                               ---------------------
                                                   Jason W. Galanis
                                                   President

                                  EXHIBIT INDEX

Exhibit
Number        Description
------        -----------
2.1           Stock Purchase Agreement for CASA

2.2           Acquisition Agreement for EAL

23.1          Consent of Accountants

99.1 Audited balance sheets of the Predecessor Business as of December 31, 1998 and 1997 and the related statements of cash flows for the year ended December 31, 1998 and the month ended December 31, 1997.

              Unaudited interim financial statements for EAL as of November 11, 1999.

99.2          Press Release dated November 17, 1999.